SCHEDULE 14A

                      INFORMATION REQUIRED IN PROXY STATEMENT

                                SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE
       SECURITIES EXCHANGE ACT OF 1934

Filed be the Registrant      [  X  ]
Filed by a Party other than the Registrant    [    ]
Check the appropriate box:
[ x ]    Preliminary Proxy Statement
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                        TECHNOLOGY FUNDING PARTNERS III, L.P.
                        2000 Alameda de las Pulgas, Suite 250
                            San Mateo, California 94403

NOTICE OF MEETING OF LIMITED PARTNERS

To the Limited Partners of TECHNOLOGY FUNDING PARTNERS III, L.P.

Notice is hereby given that the Annual Meeting of Limited Partners of Technology Funding Partners III, L.P. (the "Partnership") will be held at 10:30 a.m. on Friday, September 12, 1997 at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California, for the following purposes:

1.   To elect three Individual General Partners;

2.   To elect two Managing General Partners;

3. To consent to amend Section 1.05 of the Partnership Agreement to extend the Term of the Partnership until December 31, 2000, unless further extended for one additional two-year period from such date if the Management Committee determines that such an extension is in the best interest of the Partnership;

4. To ratify the selection of KPMG Peat Marwick LLP as independent public accountants of the Partnership; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

By order of the Management Committee of the Partnership, only Limited Partners of record at the close of business on June 1, 1997 are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof. This notice and the enclosed proxy statement are expected to be mailed to Limited Partners on or about August ___, 1997.

You are cordially invited to attend this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE ENCLOSED PROXY IS BEING SOLICITED BY THE MANAGEMENT COMMITTEE.

                             By Order of the Management Committee


                             Charles R. Kokesh, President
                             Technology Funding Inc., General Partner

San Mateo, California
Dated: August _____, 1997


                          TECHNOLOGY FUNDING PARTNERS III, L.P.

                          2000 Alameda de las Pulgas, Suite 250
                               San Mateo, California 94403

                                     PROXY STATEMENT


                                      August ___, 1997

                                   GENERAL INFORMATION

Technology Funding Partners III, L.P. (the "Partnership") is a limited partnership organized under Delaware law. The Partnership has elected the status of a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). It commenced operations on June 2, 1987. The Partnership completed its offering on February 3, 1989, raising a total of $40,000,000. The Partnership is managed by a Management Committee, consisting of three Individual General Partners and a representative of each of the two Managing General Partners, Technology Funding Inc. ("TFI") and Technology Funding Ltd. ("TFL"). Initially capitalized terms used in this Proxy Statement that are not otherwise defined have the meanings set forth in the Amended and Restated Limited Partnership Agreement (the "Partnership Agreement").

The accompanying proxy is solicited on behalf of the Management Committee for use at the Meeting of Limited Partners of the Partnership to be held at 10:30 a.m. on September 12, 1997 (the "Meeting") at the Partnership's offices located at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California, and any adjournment thereof.

                       VOTING RIGHTS AND SOLICIATION OF PROXIES

Only Limited Partners of record on June 1, 1997 will be entitled to vote at the Meeting. At the close of business on that date, the Partnership had 160,000 Units outstanding and entitled to vote. To the knowledge of management of the Partnership, no person owned beneficially more than five percent of the outstanding Units at such date. Limited Partners are entitled to one vote for each Unit held.

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) filing a written revocation of the proxy with the Partnership; (ii) submitting a subsequent proxy that is signed by the person who signed the earlier proxy; or (iii) attending the Meeting and casting a contrary vote.

The expenses of soliciting proxies will be paid by the Partnership. Following the original mailing of the proxies and other soliciting materials, representatives of the Partnership may request brokers, custodians, nominees, and other record holders to forward copies of the proxy and the other soliciting materials to persons for whom they hold Units and to request authority for the exercise of proxies. In such case, the Partnership, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

              PROPOSAL 1 - ELECTION OF INDIVIDUAL GENERAL PARTNERS

All General Partners of the Partnership are elected by the Limited Partners. The members of the Management Committee, which Committee is responsible for tthemanagement and administration of the Partnership, are the three Individual General Partners and a representative from each of TFI and TFL, the Managing General Partners. As required by the Investment Company Act, a majority of the General Partners must be individuals who are not "interested persons" of the Partnership as defined in the investment Company Act. The Securities and Exchange Commission ("SEC") has issued an order declaring that persons serving as Individual General Partners of the Partnership will not be deemed to be "interested persons" of the Partnership, as defined in Section 2(a)(19) of the Investment Company Act, solely by reason of their being partners of the Partnership and co-partners of one another. While not superseding the Partnership's order, the SEC has adapted a Rule under the Investment Company Act of 1940 to the same operative effect. Presently, none of the Individual General Partners is an "interested person" of the Partnership. Therefore, the Individual General Partners constitute the Partnership's Independent General Partners.

The Management Committee has exclusive control of the management of the Partnership, provides overall guidance and supervision with respect to the operations of the Partnership and performs the various duties imposed on the boards of directors of business development companies by the Investment Company Act. In addition to general fiduciary duties, the Management Committee, among other things, supervises the management arrangements of the Partnership and supervises the activities of the Managing General Partners. Subject to the supervision of the Management Committee, the Managing General Partners are responsible for (i) management of the Partnership, including analysis and selection of the Portfolio Companies that the Partnership funds, (ii) negotiation and structuring of financing arrangements, (iii) oversight of the Portfolio Companies, and (iv) day-to-day administration of Partnership affairs.

At the Meeting, the Limited Partners will elect three Individual General Partners, each to hold office until the next required meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Units represented by the accompanying proxy will be voted for the election of the nominees listed below, two of whom (Messrs. Baines and Jackson) are presently Individual General Partners of the Partnership and have been such since the Partnership commenced operations, unless the proxy is marked in such a manner as to withhold authority so to vote. Each nominee listed below has consented to serve or to continue to serve as an Individual General Partner. If any nominee is not available for election, which is not anticipated, the proxies received will be voted for such substitute nominee as the Individual General Partners may recommend.

Certain information about each nominee is set forth below:

                                         Partnership Units Benefically owned
  Nominee                           Age     effective September 30, 1996
----------------------------------------------------------------------------

  G. Whitney Baines, Ph.D.          56                    Eight

  Robert E. Jackson, Jr., Ph.D.     48                    Eight

  Michael S. Tempesta, Ph.D.        43                    Eight

G. Whitney Baines, Ph.D. is a professor at Monterey Peninsula College where he teaches biological sciences. Prior to joining the faculty at Monterey College in September 1975, he was a lecturer at the University of California at Santa Barbara.

Robert E. Jackson, Jr., Ph.D. is a senior member of the technical staff of Computer Sciences Corporation on contract at the Space Telescope Science Institute where he specializes in applying new software development and internet information system technologies to Hubble Space Telescope observation planning and information access problems. Prior to joining Computer Sciences Corporation in 1984 and while completing his doctorate, Dr. Jackson worked as a research assistant for the Lick Observatory and at Kaiser Sand and Gravel. He is a member of the American Astronomical Society and holds a Ph.D. from the University of California at Santa Cruz, and a B.S. from the California Institute of Technology.

Michael S. Tempesta, Ph.D. is Chief Scientific Officer for Larex, Inc., and a consultant for NatProd Consulting Services which he has done since January 1995. For the period March 1990 to December 1994, Dr. Tempesta, held various positions at Shaman Pharmaceuticals, Inc., including Sr. Vice President, Research, and Vice President , Chemistry & Discovery. For the period September 1983 to September 1990 he was Assistant Professor (Organic Chemistry) at the University of Missouri. Dr. Tempesta did his Post-doctoral Fellow (Natural Products) from January 1982 to January 1993 at Suntory Institute for Bioorganic Research (Japan) and from February
1983 to August 1983 at Columbia University. Dr. Tempesta earned a B.S. from the University of Minnesota and an M.S. and Ph.D. from the University of Arizona.

Compensation

The Partnership currently pays each Individual General Partner an annual fee of $10,000 in quarterly installments plus a fee of $1,000 for each meeting of the Management Committee or of any committee thereof (unless called on the same day and place as a Management Committee meeting, in which case the fee is $500).The Partnership also pays all Individual General Partners' actual out-of-pocket expenses relating to attendance at meetings. The aggregate fees and expenses paid by the Partnership to Messrs. Baines and Jackson totaled $16,328 and $14,355 respectively, for the fiscal year ended December 31, 1996.

Management Committee Meetings and Committees

During 1996, the Partnership's Management Committee held a total of four meetings. Each person who was then a member of the Management Committee attended all meetings. The Partnership does not currently have an audit committee, a compensation committee, a nominating committee or any committee performing similar functions.

Interested Persons

The Partnership does not consider any of its Individual General Partners to be an "interested person" of the Partnership within the meaning of
Section 2(a)(19) of the Investment Company Act.

               PROPOSAL 2 - ELECTION OF MANAGING GENERAL PARTNERS

At the Meeting, two Managing General Partners will be elected, each to serve until the next required Meeting of Limited Partners and until its successor is elected and qualified or until its earlier resignation or removal. It is the intention of the persons named in the enclosed proxy, unless a contrary instruction is given, to vote in favor of the election of the nominees discussed below. The nominees discussed below have consented to continue to serve as Managing General Partners.

Technology Funding Inc. is a California corporation formed in 1979 to act as an independent general partner in limited partnerships providing funding to high technology companies. Its address is 2000 Alameda de las Pulgas, Suite 250, San Mateo, California 94403. In conjunction with TFL, TFI has organized and managed 20 limited partnerships in addition to the Partnership. TFI is a registered investment adviser under the Investment Advisers Act of 1940. Mr. Kokesh is the sole director of TFI, and all of the shares of stock of TFI are owned by TFL. TFI currently employs approximately 50 persons. The backgrounds and experience of certain senior officers of TFI are outlined in "Key Personnel of the Managing General Partners" below.

Technology Funding Ltd. is a California limited partnership formed in 1980 that serves as co-general partner with TFI in the Technology Funding partnerships. TFL is a registered investment adviser under the Investment Advisers Act of 1940. TFL is the sole shareholder of TFI. TFL has two general partners and 17 limited partners. Mr. Kokesh is the managing general partner of TFL.


Voting Interest in the Managing General Partners

The following table sets forth the voting interests of the general partners of TFL as of March 31, 1997. TFL is the sole shareholder of TFI. Mr. Kokesh may be deemed to be a control person of TFL.

          TFL (1)

               Charles R. Kokesh            6 votes
               Gregory T. George            2 votes

(1) Under the TFL partnership agreement, all material decisions require the vote of at least 75% of the voting interests. The general partners' capital, profit and loss interests are flexible and may vary from the voting percentages set forth above. Limited partners have very limited voting rights.

Key Personnel of the Managing General Partners

Charles R. Kokesh, 47, President, Chief Executive Officer and Chairman of TFI; and managing general partner of TFL. Prior to forming Technology Funding in 1979, Mr. Kokesh was a Vice President of Bank of America where he was responsible for Global Treasury Management Services.

Gregory T. George, 48, is a Group Vice President of TFI and a general partner of TFL. From May 1983 to June 1986, Mr. George was an independent management consultant specializing in the technical and strategic analysis of venture-backed software companies.

Thomas J. Toy, 42, is a Group Vice President of TFI and a partner of TFL. Prior to joining TFI in January 1987, Mr. Toy spent seven years in various positions with Bank of America, most recently as a Vice President in corporate lending.

Peter F. Bernardoni, 38, is a Vice President of TFI and a partner of TFL. Prior to joining Technology Funding in February 1988, Mr. Bernardoni served in several capacities with IBM.


Removal of the Managing General Partners

The Managing General Partners may be removed from the Partnership either (i) by a majority of the Independent General Partners of the Partnership, (ii) by failure to be reelected by the Limited Partners, or (iii) with the consent of a majority in interest of the Limited Partners.

In the event of the removal of the Managing General Partners and the continuation of the Partnership, the Partnership Agreement provides that the venture capital investments held by the Partnership at the time of removal will be valued in a procedure set forth in the Partnership Agreement. With respect to their Partnership Interests, the removed Managing General Partners will receive a final allocation of Net Profit or Net Loss equal to the Net Profit or Net Loss that they would have been allocated pursuant to the Partnership Agreement if all unrealized capital gains and losses of the Partnership were deemed realized and an allocation of Net Profit or Net Loss were made at such time.

If the Capital Accounts of the removed Managing General Partners have a positive balance after the final allocation, the Partnership will deliver a promissory note to the removed Managing General Partners, with a principal amount equal to the amount, if any, by which the positive amount of the removed Managing General Partners' Capital Accounts exceeds the amount of their Capital Contributions, bearing interest at the prime rate in effect at the time of removal, with interest payable annually and principal payable, if at all, only from 20% of any available cash before any distributions thereof are made to the Partners. If the Capital Accounts of the removed Managing General partners have a negative balance after such allocation, the Managing General partners will contribute cash to the Partnership equal to that negative balance. The Partnership Interests of the removed Managing General Partners will convert to those of Limited Partners and the removed Managing General Partners will continue to receive, as Limited Partners, allocations of Net Profits and Net Losses pursuant to the Partnership Agreement and related distributions as provided in the Partnership Agreement.

                  PROPOSAL 3 - AMENDMENT OF PARTNERSHIP TERM

At its meeting held on April 18, 1997, the Management Committee of the Partnership voted to amend Section 1.05 at the Partnership Agreement to extend the term of the Partnership until December 31, 2000, unless further extended for one additional two-year period from such date if the Management Committee determines that such an extension is in the best interest of the Partnership.
Article 6 of the Partnership Agreement provides that the Partnership Agreement may be amended provided that an opinion of counsel, reasonably satisfactory to the Partnership, is obtained by the Partners proposing such amendment to the effect that such amendment: (i) is permitted by the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and the laws of any other jurisdiction where the Partnership is qualified to do business; (ii) will not impair the limited liability of the Limited Partners; and (iii) will not adversely affect the classification of the Partnership as a partnership for federal
income tax purposes.   The Management Committee has received an opinion of
counsel to the effect that the extension is permitted by DRULPA, will not impair the limited liability of the Limited Partners, and will not cause the Partnership to be taxable as a corporation.

In determining to amend the Partnership Agreement and submit the issue to the Partners, the Management Committee relied upon the representations of the Managing General Partners to the effect that such an amendment would be in the best interests of the Partnership and its Partners. Given the number of illiquid investments remaining in the portfolio, the General Partners strongly recommend the extension to give the Partnership the flexibility to defend its interests and support these companies to bring these investments to liquidity. If the term of the Partnership were not extended, the Partnership would be severely hampered in the direction and assistance it is able to provide to these companies which would in turn have an adverse effect on the Partnership's ability to realize returns from these investments.

As noted above, a mechanism for extension was anticipated in the original Partnership Agreement. This kind of extension is not uncommon for venture capital funds, since total returns are often determined late in the partnerships' life cycles. The Managing General Partners believe the extension is unlikely to postpone the achievement of liquidity for any investments or to delay distributions to the Partners.


         PROPOSAL 4 - SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Management Committee of the Partnership selected the firm of KPMG Peat Marwick LLP ("Peat Marwick"), independent public accountants, to examine the financial statements of the Partnership. The Partnership knows of no direct or indirect financial interest of such firm in the Partnership. Such appointment is subject to ratification or rejection by the Limited Partners of the Partnership. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountants.

Peat Marwick also acts as independent public accountants for the Managing General Partners and substantially all of the other Technology Funding partnerships and other Technology Funding entities. The fees received by Peat Marwick from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Partnership. The Management Committee considered the fact that Peat Marwick has been retained as the independent accountants for the Managing General Partners and the other entities described above in their evaluation of the independence of Peat Marwick with respect to the Partnership.

Representatives of Peat Marwick are not expected to be present at the Meeting and therefore will not have the opportunity to respond to questions from Limited Partners or to make a statement.


                       PROPOSAL 5 - TRANSACT OTHER BUSINESS

The Management Committee does not presently intend to bring any other business before the Meeting and, so far as it is known to the Management Committee, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in the respect thereof in accordance with the judgment of the persons voting such proxies.

                                 ADDITIONAL INFORMATION

Limited Partner Status

The Partnership Agreement provides that the Limited Partners of the Partnership are prohibited from exercising certain rights of limited partners, including the right to elect General Partners, to approve certain partnership matters and to amend the Partnership Agreement, unless prior to the exercise of such rights, counsel for the Partnership has delivered to the Partnership an opinion to the effect that neither the existence of such rights nor the exercise thereof will violate the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware, as amended, or the applicable laws of the other jurisdictions in which the Partnership is then formed or qualified, will adversely affect the classification of the Partnership as a partnership for federal income tax purposes. Prior to the Meeting, counsel to the Partnership will have delivered a favorable opinion to the Partnership with respect to the foregoing. In rendering such opinion, counsel for the Partnership expects to rely as to matters of Delaware law upon the opinion of special Delaware counsel to the Partnership.


                             LIMITED PARTNER PROPOSALS

A Limited Partner proposal for inclusion in a Partnership Proxy Statement and Form of Proxy relating to a meeting of Limited Partners must be received by the Managing General Partners by March 15th of the calendar year in which inclusion of such proposal in the proxy materials is sought by Limited Partners for a meeting of Limited Partners to be held during that same calendar year. Mere submission of a proposal, however, will not guarantee its inclusion in the proxy materials, as other conditions, such as compliance with the federal regulations and the terms of the Partnership Agreement, must also be met.

AS THE PARTNERSHIP MUST RECEIVE PROXIES FROM AT LEAST 50% OF THE OUTSTANDING UNITS, ALL LIMITED PARTNERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POST-PAID ENVELOPE. YOUR PROMPT ATTENTION TO THIS MATTER WILL AVOID COSTLY FOLLOW-UP CORRESPONDENCE. THANK YOU FOR YOUR ASSISTANCE.



TECHNOLOGY FUNDING PARTNERS III, L.P.
PROXY FOR ANNUAL MEETING OF LIMITED PARTNERS
SEPTEMBER 12, 1997

The undersigned hereby appoints Charles R. Kokesh and Gregory T. George or either of them, each with the power of substitution, as proxies to represent the undersigned at the Annual Meeting of the Limited Partners of Technology Funding Partners III, L.P. (the "Partnership") to be held at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California on September 12, 1997 at 10:30 a.m., and any adjournment thereof, and to vote the number of Units of limited partnership interest in the Partnership the undersigned would be entitled to vote if personally present in the following matters:


1.  ELECTION OF INDIVIDUAL GENERAL PARTNERS
     FOR for all nominees listed below (except as marked to the
     Contrary below):
(   )

     WITHHOLD AUTHORITY to vote for all nominees
     Listed below:

     Nominees:   G. Whitney Baines, Ph.D., Robert E.
     Jackson, Jr., Ph.D., Michael S. Tempesta, Ph.D.

    (INSTRUCTION:   To withhold authority to vote for any
    individual nominee, write that nominee's name on the space provided below.)

    ------------------------------------------------------------------

2.  ELECTION OF MANAGING GENERAL PARTNERS
    FOR all nominees listed below (except as marked to the
    contrary  below):
(   )

     WITHHOLD AUTHORITY to vote for all nominees
     Listed below:

     Nominees:   Technology Funding Inc., Technology Funding Ltd.

     (INSTRUCTION:   To withhold authority to vote for any
     individual nominee, write that nominee's name on the space provided below.)

    ------------------------------------------------------------------

3. CONSENT TO AMEND SECTION 1.05 OF THE PARTNERSHIP AGREEMENT to extend the term of the Partnership to December 31, 2000, unless further extended for one additional two-year period from such date if the Management Committee determines that such extension is the best interest of the Partnership.

   (   )   FOR            (   )   AGAINST               (   )   ABSTAIN
    -------------------------------------------------------------------

4. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP as independent certified public accountants of the Partnership.

   (   )   FOR            (   )   AGAINST               (   )   ABSTAIN

    ---------------------------------------------------------------- --

5. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The Management committee recommends a vote FOR all nominees Identified in proposals 1 and 2 above and FOR proposals 3 and 4 above. This proxy iissolicited on behalf of the Management Committee. This Proxy will be voted as directed. In the absence of direction, this proxy will be voted for all nominees in proposals 1 and 2 and for proposals 3 and 4.

WILL YOU BE ATTENDING THE ANNUAL MEETING

            (   )   YES                       (   )   NO

PROXY INSTRUCTIONS

1.  Please sign exactly as the name or names appear hereon.
2. If Units of limited partnership interest are held by two or more persons, all of them should sign the proxy.
3. A proxy executed by a corporation should be signed in its name by an authorized officer.
4. Executors, administrators, trustees and partners should so indicate when signing.

     Dated ------------------------ , 1997

Signature(s) ------------------------------------------------

-------------------------------------------------------------


     If the information on the mailing label is not correct, please make changes below:

     Social Security  ----------------  ------------  ------------

     Address:  ---------------------------------------------------

------------------------------------------------------------------

     Social Security # -------------------------------------------

PLEASE MARK, DATE AND RETURN THIS PROXY IN
THE ENVELOPE PROVIDED, WHICH REQUIRES NO
POSTAGE IF MAILED WITHIN THE UNITED STATES